Exhibit 99.1

Brightline Interactive Enters into a $4+ Million Contract With A Department Of Defense Entity

Brightline Interactive To Provide A Spatial Computing Ecosystem, Integrating AI workflows and Accelerated Compute For A Variety of Defense Use-Cases

NEW YORK, NY, May 15, 2024 – Brightline Interactive (“BLI”), a wholly owned subsidiary of The Glimpse Group, Inc. (“Glimpse”) (NASDAQ:VRAR, FSE: 9DR), announced today that it has entered into a one year task order contract in excess of $4 million with a Department of Defense (“DoD”) entity to provide a spatial computing ecosystem enabling the integration of AI workflows and accelerated compute for a variety of defense use-cases.

The ecosystem empowers enterprise and public sector users to combine massive datasets and perform complex calculations. Spatial computing is the use of accelerated compute to analyze and process spatial data, in order to derive insights, make predictions and perform calculations on one-for-one digital twins. The ecosystem’s users face challenges in infrastructure, maintenance and operations, and training and simulation.

Tyler Gates, BLI’s General Manager, commented: “We believe that the future of computing is inherently spatial, which is why our program prioritizes the development of a comprehensive ecosystem. By adhering to open standards, we ensure compatibility across all platforms and systems, both retroactively and moving forward. This approach not only facilitates the creation of real-world digital twins for visualization but also extends their utility to encompass computing, simulation and modernization.”

Lyron Bentovim, Glimpse’s President and CEO, commented: “Spatial computing represents a transformative leap forward in how we interact with the digital world, seamlessly integrating it with our physical surroundings. This technology enables us to create comprehensive digital twins that not only mirror real-world environments but also enhance our ability to interact, analyze, and make informed decisions across various sectors.”

About Brightline Interactive

Brightline Interactive is a leader in spatial computing, deep tech and 5G integration. It designs, builds, integrates and supports immersive and interactive experiences, training scenarios, and simulations for both government and commercial customers. Brightline serves as architects for these solutions, but also as full-scale developers and integrators of systems. Brightline implements a layered production and business development approach to partnerships, scaled growth and data virtualization. For more information on Brightline Interactive, please visit www.brightlineinteractive.com

About The Glimpse Group, Inc.

The Glimpse Group (NASDAQ: VRAR, FSE: 9DR) is a diversified Immersive technology platform company, providing enterprise-focused Virtual Reality, Augmented Reality and Spatial Computing software & services. Glimpse’s unique business model provides scale and a robust ecosystem, while simultaneously providing investors an opportunity to invest directly into this emerging industry via a diversified platform. For more information on The Glimpse Group, please visit www.theglimpsegroup.com

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “view,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

BLI Contact:

Tyler Gates

General Manager, Brightline Interactive

Chief Futurist, The Glimpse Group

Tyler@brightlineinteractive.com

Glimpse Contact:

Maydan Rothblum

CFO & COO

The Glimpse Group, Inc.

917-292-2685

Maydan@theglimpsegroup.com